AEGION
Stronger. Safer. Infrastructure.®

May 2, 2018
St. Louis, Missouri

AEGION CORPORATION REPORTS 2018 FIRST QUARTER FINANCIAL RESULTS

Management reaffirms outlook for adjusted EPS growth of more than 30 percent in 2018

- Revenues of $325 million in Q1'18 were on par with Q1'17, as record quarterly Energy Services revenues mitigated the lost contribution from the large deepwater pipe coating and insulation project, which was substantially completed during FY'17.
- Q1'18 loss per diluted share was $0.06 compared to earnings per diluted share of $0.17 in Q1'17. Q1'18 adjusted (non-GAAP)[1] earnings per diluted share were $0.13 compared to $0.18 in Q1'17.
- Contract backlog as of March 31, 2018 was $718 million, an increase of $58 million, or 9 percent, from contract backlog at March 31, 2017, each excluding backlog for the large deepwater pipe coating and insulation project. New orders grew 1 percent compared to Q1'17 to $353 million, overcoming the impact of exiting the Fyfe North America structural construction business in FY'17.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related expenses and credit facility amendment fees. Reconciliation of adjusted results begins on page 8.

Q1 2018 HIGHLIGHTS

- Infrastructure Solutions' adjusted operating income declined from Q1'17 primarily due to weather impacts of more than $3 million, or $0.08 per share.
- Corrosion Protection delivered results in line with expectations, with declines primarily attributed to lost contributions from the large deepwater project that was substantially completed in FY'17.
- Energy Services delivered record quarterly revenues of $92 million and more than doubled operating income due to stronger than expected Q1'18 turnaround activity.
- Q1'18 results benefited from favorable discrete tax adjustments of approximately $0.03 per share. Management expects the full-year adjusted effective tax rate to be between 23 and 24 percent.

"Aegion delivered solid first quarter results, despite the impact of severe winter weather that affected parts of the U.S. and Canada for the first four months of the year. Order intake growth remained robust, overcoming the impacts of exiting the Fyfe North America structural construction business. We also ended the first quarter with a strong backlog position of $718 million.

As we look forward, we are working to recover lost Q1'18 volumes within the Infrastructure Solutions segment and we are starting to see positive momentum in our U.S. and Canada cathodic protection businesses. We remain confident in our outlook for adjusted diluted earnings per share growth of more than 30 percent in 2018."

Charles R. Gordon, President and Chief Executive Officer



Revenues
$325.2
$324.9
(0.1)%
Q1'17
Q1'18
Gross Profit
$67.4
$61.5
(8.8)%
$67.6
$61.5
(9.0)%
Operating Income
$14.1
$3.2
$(10.9)
$14.6
$8.8
$(5.8)
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP)1 results
Gross Margin
20.7%
18.9%
20.8%
18.9%
Operating Margin
4.3%
1.0%
4.5%
2.7%

INFRASTRUCTURE SOLUTIONS IMPACTED BY SEVERE FIRST QUARTER WEATHER IN NORTH AMERICA



Revenues
$128.9
$134.4
4.3%
Q1'17
Q1'18
Gross Profit
$31.3
$26.7
(14.5)%
Q1'17
Q1'18
$31.4
$26.7
(15.0)%
Q1'17
Q1'18
Operating Income (Loss)
$5.6
$(5.9)
$(0.3)
Q1'17
Q1'18
$6.1
$3.2
$(2.9)
Q1'17
Q1'18
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results
Gross Margin
24.3%
19.9%
Q1'17
Q1'18
24.4%
19.9%
Q1'17
Q1'18
Operating Margin
4.4%
(0.3)%
Q1'17
Q1'18
4.7%
2.4%
Q1'17
Q1'18

Q1 2018 Highlights

- Revenues grew 4 percent to $134 million, driven by crew expansion in the North America CIPP business and higher international volumes.

- Adjusted operating income declined $3 million, primarily due to weather impacts and related unfavorable fixed cost absorption on lower than planned volumes. Additionally, isolated project challenges in the Midwest and Europe were largely offset by favorable performance within global Fyfe® operations and the Fusible PVC® business.

- Restructuring efforts in North America and Australia are largely complete with improved Q1'18 results compared to the prior year. In Denmark, the Company continues to take steps to further right-size the cost structure and improve performance.

Year-over-year improvements in Fyfe North America, Australia and the Fusible PVC® business were unable to offset severe weather challenges impacting the North America CIPP business. Looking forward, backlog remains strong and management is focused on recovering lost North America CIPP volumes to deliver improvements in both revenues and operating margins in 2018.

2018 Outlook

Revenues for Infrastructure Solutions are expected to grow in the low to mid-single digit range. Adjusted operating margins are expected to improve between 100 and 200 basis points from FY'17, primarily driven by continued recovery within restructured businesses.

- Contract backlog at March 31, 2018 increased 10 percent from the prior year, led by a 16 percent increase in North America CIPP on continued new orders strength and lower than planned Q1'18 revenues.

- The Company is maintaining its outlook for top-line growth and operating margin improvement, with significant focus on recovering lost contribution from the impacts of weather and project challenges in Q1'18 as well as further improvements within the restructured businesses.



Infrastructure Solutions
Contract Backlog
$317.1
$349.2
10.1%
3/31/17
3/31/18
in USD millions, except percentage

CORROSION PROTECTION DELIVERS PROFITABLE Q1'18 WITH YEAR-OVER-YEAR GROSS MARGIN IMPROVEMENTS



Revenues
$123.4
$98.1
(20.5)%
Q1'17
Q1'18
Gross Profit
$28.0
$23.6
(15.7)%
$28.0
$23.6
(15.7)%
Q1'17
Q1'18
Q1'17
Q1'18
Operating Income
$7.2
$(6.4)
$0.8
$7.2
$(4.3)
$2.9
Q1'17
Q1'18
Q1'17
Q1'18
Gross Margin
22.7%
24.0%
22.7%
24.0%
Q1'17
Q1'18
Q1'17
Q1'18
Operating Margin
5.8%
0.8%
5.8%
2.9%
Q1'17
Q1'18
Q1'17
Q1'18
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results

Q1 2018 Highlights

- Adjusted operating income was $3 million in Q1’18, declining $4 million from the prior year primarily due to the lost revenues and profit contribution from the large deepwater project.
- Adjusted gross margins increased 130 basis points from the prior year due to strong execution on international field joint coating projects as well as improved cathodic protection margins in North America following FY’17 restructuring activities in Canada and improved project execution in the U.S. business.

Corrosion Protection delivered a profitable first quarter with gross margin improvement over the prior year. The segment remains well positioned for 2018, with significant contributions expected from large international robotic field joint coating projects. We are also encouraged by recent improvements in the U.S. and Canada cathodic protection businesses and look forward to those trends continuing as we enter our busier seasons.

2018 Outlook

Revenues for Corrosion Protection are expected to decline between 10 and 15 percent from FY’17, reflecting the lost contribution from the large deepwater project. Excluding the large project, revenues are projected to increase 15 to 20 percent. Adjusted operating margins are expected to be between 3 and 4 percent. Current projections include Bayou results through Q2’18.

- Contract backlog was 12 percent higher at March 31, 2018, compared to the prior year, each excluding the deepwater project.
- Work continued successfully on the large robotic field joint coating projects in Q1’18 and project timing has been extended through late 2018/early 2019.
- Bayou results for the second quarter are expected to have an immaterial impact to the full-year outlook. The Company currently expects the sale process to be completed by the end of Q2’18.



Corrosion Protection
Contract Backlog
– Large deepwater project
– Remaining
$188.9
(17.6)%
$155.6
$51.7
$2.0
$137.2
$153.6
12.0%
3/31/17
3/31/18
in USD millions, except percentage

ENERGY SERVICES DOUBLED OPERATING INCOME ON RECORD QUARTERLY REVENUES


Revenues
$72.9
$92.3
26.6%
Q1'17
Q1'18


Gross Profit
$8.2
$11.2
36.9%
$8.2
$11.2
36.9%
Q1'17
Q1'18
Q1'17
Q1'18


Operating Income
$1.3
$2.7
$1.4
$1.3
$2.7
$1.4
Q1'17
Q1'18
Q1'17
Q1'18


Gross Margin
11.2%
12.2%
11.2%
12.2%
Q1'17
Q1'18
Q1'17
Q1'18


Operating Margin
1.8%
2.9%
1.8%
2.9%
Q1'17
Q1'18
Q1'17
Q1'18

in USD millions, except percentages

– GAAP results

– Adjusted (non-GAAP) results

Q1 2018 Highlights

- Revenues grew 27 percent in Q1’18 to a record $92 million, driven by significant growth in turnaround volumes as well as increases in maintenance and construction services.
- New orders for Q1’18 increased 16 percent to a quarterly record of $100 million compared to Q1’17, driven by double-digit growth in all service lines.
- Gross margins and operating margins increased 100 and 110 basis points, respectively, driven by a favorable mix of higher value services and seamless execution on refinery workforce transitions to comply with local labor laws.

Energy Services continues to deliver outstanding results, with revenue growth across all major service lines and an expanded footprint that includes key agreements in 14 of the 17 top refineries on the West Coast. The outlook for the segment remains strong, with revenue growth expected in the mid-single digit range and operating margin improvements of 75 to 150 basis points.

2018 Outlook

Energy Services is expected to deliver mid-single digit revenue growth in 2018. Operating margins are expected to improve between 75 and 150 basis points.

- Contract backlog as of March 31, 2018 grew nearly 5 percent from the prior year to $216 million, driven primarily by an increase in maintenance services and despite the roll off of two large agreements up for renewal later in the year.
- The Company continues to transition its workforce at refineries to comply with state labor laws.


Energy Services
Contract Backlog
$206.3
$215.6
4.5%
3/31/17
3/31/18

in USD millions, except percentage

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

2017 RESTRUCTURING UPDATE

- In 2017, the Company announced a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth. Activities under the 2017 Restructuring program include:
    - Initiating a process to divest Corrosion Protection's pipe coating and insulation business in Louisiana. The Company currently expects a sale to be completed by the end of 1H'18.
    - Restructuring activities associated with the decision to exit Infrastructure Solutions' North America structural construction activity of the Tyfo® system.
    - Restructuring activities associated with realigning Infrastructure Solutions' operations in Australia and Denmark.
    - Restructuring activities associated with Corrosion Protection's operations in Canada, which included downsizing activities reflecting current and anticipated market conditions.
    - Implementation of other cost savings initiatives across the Company.
- Charges of $5 million were incurred in Q1'18 related to these activities, bringing total restructuring and related impairment charges to date to $115 million, including cash charges of $17 million and non-cash charges of $98 million, of which $86 million related to a FY'17 impairment charge. For 2017 and 2018, total restructuring and impairment charges are estimated to be between $117 and $120 million, with total cash charges of $19 to $21 million, most of which are expected to be completed before the end of 1H'18.
- The Company expects the restructuring actions and other cost reduction initiatives to achieve annualized cost reductions in excess of $20 million. Cost reductions are partially offset by strategic investments made across the Company.

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially. Information regarding the impacts of the Tax Cuts and Jobs Act is based on our current calculations, as well as our current interpretations, assumptions and expectations, which are subject to further change.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters ended March 31, 2018 and 2017 exclude charges related to the Company's restructuring efforts, acquisition and divestiture-related activities and credit facility amendment fees.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion®, Tyfo®, Fyfe® and Fusible PVC® and the associated logos are the registered trademarks of Aegion Corporation and its affiliates. (AEGN-ER)

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended March 31,	
	2018	2017
Revenues	$ 324,861	$ 325,175
Cost of revenues	263,357	257,763
Gross profit	61,504	67,412
Operating expenses	56,142	52,746
Acquisition and divestiture expenses	392	533
Restructuring and related charges	1,789	—
Operating income	3,181	14,133
Other income (expense):		
Interest expense	(5,443)	(4,047)
Interest income	47	49
Other	(262)	(387)
Total other expense	(5,658)	(4,385)
Income (loss) before taxes on income	(2,477)	9,748
Taxes (benefit) on income (loss)	(1,001)	1,995
Net income (loss)	(1,476)	7,753
Non-controlling interests (income) loss	(593)	(1,882)
Net income (loss) attributable to Aegion Corporation	$ (2,069)	$ 5,871
Earnings (loss) per share attributable to Aegion Corporation:		
Basic	$ (0.06)	$ 0.17
Diluted	$ (0.06)	$ 0.17
Weighted average shares outstanding - Basic	32,483,963	33,819,331
Weighted average shares outstanding - Diluted	32,483,963	34,504,588

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended March 31, 2018

	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Credit Facility Fees (3)	As Adjusted (Non-GAAP)
Affected Line Items:					
Operating expenses	$ 56,142	$ (3,455)	$ —	—	$ 52,687
Acquisition and divestiture expenses	392	—	(392)	—	—
Restructuring and related charges	1,789	(1,789)	—	—	—
Operating income	3,181	5,244	392	—	8,817
Other income (expense):					
Interest expense	(5,443)	—	—	1,725	(3,718)
Income (loss) before taxes on income	(2,477)	5,244	392	1,725	4,884
Taxes (benefit) on income (loss)	(1,001)	558	97	455	109
Net income (loss)	(1,476)	4,686	295	1,270	4,775
Net income (loss) attributable to Aegion Corporation	(2,069)	4,686	295	1,270	4,182
Diluted earnings (loss) per share:					
Net income (loss) attributable to Aegion Corporation	$ (0.06)	$ 0.14	$ 0.01	$ 0.04	$ 0.13

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for operating expenses of $3,455 primarily related to wind-down expenses, reserves for potentially uncollectible receivables and other restructuring-related charges; and (ii) pre-tax restructuring and related charges of $1,789 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs.

(2) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's planned divestiture of Bayou.

(3) Includes non-GAAP charges related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended March 31, 2017

	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	As Adjusted (Non-GAAP)
Affected Line Items:				
Cost of revenues	$ 257,763	$ (168)	$ —	$ 257,595
Gross profit	67,412	168	—	67,580
Operating expenses	52,746	251	—	52,997
Acquisition-related expenses	533	—	(533)	—
Operating income	14,133	(83)	533	14,583
Income before taxes on income	9,748	(83)	533	10,198
Taxes on income	1,995	147	108	2,250
Net income	7,753	(230)	425	7,948
Net income attributable to Aegion Corporation	5,871	(230)	425	6,066
Diluted earnings per share:				
Net income attributable to Aegion Corporation	$ 0.17	$ —	$ 0.01	$ 0.18

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $168 related to the write-off of certain other assets; and (ii) pre-tax restructuring charges for operating expenses of $(251) primarily related to the reversal of reserves for potentially uncollectible receivables, net of wind-down and other restructuring-related charges.

[2] Includes non-GAAP adjustments related primarily to expenses incurred in connection with the Company's acquisition of Environmental Techniques.

Segment Reporting

Infrastructure Solutions

(in thousands)

	Quarter Ended March 31, 2018			Quarter Ended March 31, 2017		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues	$ 134,427	$ —	$ 134,427	$ 128,868	$ —	$ 128,868
Cost of revenues	107,718	—	107,718	97,617	(168)	97,449
Gross profit	26,709	—	26,709	31,251	168	31,419
Gross profit margin	19.9%		19.9%	24.3%		24.4%
Operating expenses	25,592	(2,100)	23,492	25,108	251	25,359
Acquisition and divestiture expenses	33	(33)	—	533	(533)	—
Restructuring and related charges	1,433	(1,433)	—	—	—	—
Operating income (loss)	(349)	3,566	3,217	5,610	450	6,060
Operating margin	(0.3)%		2.4%	4.4%		4.7%

[1] Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) acquisition and divestiture expenses.

[2] Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, wind-down and other restructuring charges; and (ii) acquisition expenses incurred primarily in connection with the Company's acquisition of Environmental Techniques.

Corrosion Protection

(in thousands)

	Quarter Ended March 31, 2018			Quarter Ended March 31, 2017		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Revenues	$ 98,105	$ —	$ 98,105	$ 123,390	$ —	$ 123,390
Cost of revenues	74,529	—	74,529	95,427	—	95,427
Gross profit	23,576	—	23,576	27,963	—	27,963
Gross profit margin	24.0%		24.0%	22.7%		22.7%
Operating expenses	22,039	(1,355)	20,684	20,751	—	20,751
Acquisition and divestiture expenses	359	(359)	—	—	—	—
Restructuring and related charges	356	(356)	—	—	—	—
Operating income	822	2,070	2,892	7,212	—	7,212
Operating margin	0.8%		2.9%	5.8%		5.8%

[1] Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; and (ii) expenses incurred in connection with the planned disposal of the Bayou business and certain acquisition activity currently being pursued by the Company.

Energy Services

(in thousands)

	Quarter Ended March 31, 2018			Quarter Ended March 31, 2017		
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Revenues	$ 92,329	$ —	$ 92,329	$ 72,917	$ —	$ 72,917
Cost of revenues	81,110	—	81,110	64,719	—	64,719
Gross profit	11,219	—	11,219	8,198	—	8,198
Gross profit margin	12.2%		12.2%	11.2%		11.2%
Operating expenses	8,511	—	8,511	6,887	—	6,887
Operating income	2,708	—	2,708	1,311	—	1,311
Operating margin	2.9%		2.9%	1.8%		1.8%

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	March 31, 2018	December 31, 2017
Assets		
Current assets		
Cash and cash equivalents	$ 87,173	$ 105,717
Restricted cash	1,858	1,839
Receivables, net of allowances of $7,034 and $5,775, respectively	177,364	201,570
Retainage	31,327	33,002
Contract assets	81,052	75,371
Inventories	66,263	63,969
Prepaid expenses and other current assets	30,037	35,282
Assets held for sale	72,683	70,314
Total current assets	547,757	587,064
Property, plant & equipment, less accumulated depreciation	108,045	109,040
Other assets		
Goodwill	261,018	260,715
Identified intangible assets, less accumulated amortization	128,821	132,345
Deferred income tax assets	1,725	1,666
Other assets	17,179	16,269
Total other assets	408,743	410,995
Total Assets	$ 1,064,545	$ 1,107,099
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 61,361	$ 70,611
Accrued expenses	83,460	92,011
Contract liabilities	45,139	51,597
Current maturities of long-term debt	26,557	26,555
Liabilities held for sale	14,731	20,900
Total current liabilities	231,248	261,674
Long-term debt, less current maturities	315,629	318,240
Deferred income tax liabilities	9,214	9,211
Other non-current liabilities	13,403	12,918
Total liabilities	569,494	602,043
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 32,467,823 and 32,462,542, respectively	325	325
Additional paid-in capital	129,237	140,749
Retained earnings	384,207	386,008
Accumulated other comprehensive loss	(30,174)	(32,836)
Total stockholders' equity	483,595	494,246
Non-controlling interests	11,456	10,810
Total equity	495,051	505,056
Total Liabilities and Equity	$ 1,064,545	$ 1,107,099

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	For the Quarters Ended March 31, 2018	2017
Cash flows from operating activities:		
Net income (loss)	$ (1,476)	$ 7,753
Adjustments to reconcile to net cash provided by (used in) operating activities:		
Depreciation and amortization	9,554	11,852
Gain on sale of fixed assets	(105)	(116)
Equity-based compensation expense	2,158	3,096
Deferred income taxes	(38)	5,533
Non-cash restructuring charges	2,408	42
Loss on foreign currency transactions	315	378
Other	561	(62)
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	16,584	(30,257)
Inventories	(2,223)	(3,491)
Prepaid expenses and other assets	6,657	5,351
Accounts payable and accrued expenses	(24,729)	(9,988)
Contract liabilities	(8,860)	(18,078)
Other operating	470	300
Net cash provided by (used in) operating activities	1,276	(27,687)
Cash flows from investing activities:		
Capital expenditures	(5,189)	(3,907)
Proceeds from sale of fixed assets	284	165
Patent expenditures	(48)	(289)
Acquisition activity, net of cash acquired	—	(9,045)
Net cash used in investing activities	(4,953)	(13,076)
Cash flows from financing activities:		
Repurchase of common stock	(13,670)	(10,508)
Payment of contingent consideration	—	(500)
Credit facility amendment fees	(1,093)	—
Principal payments on notes payable	(568)	—
Proceeds from line of credit, net	5,000	10,000
Principal payments on long-term debt	(6,563)	(4,375)
Net cash used in financing activities	(16,894)	(5,383)
Effect of exchange rate changes on cash	1,870	929
Net decrease in cash, cash equivalents and restricted cash for the period	(18,701)	(45,217)
Cash, cash equivalents and restricted cash, beginning of year	108,545	134,392
Cash, cash equivalents and restricted cash, end of period	89,844	89,175
Cash, cash equivalents and restricted cash associated with assets held for sale, end of period	(813)	—
Cash, cash equivalents and restricted cash, end of period	$ 89,031	$ 89,175